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                           EXHIBIT 22

                        POE & BROWN, INC.
                          SUBSIDIARIES

Florida Corporations:
____________________


Arch-Holmes Insurance, Inc.
Brown & Brown, Inc. - d/b/a Poe & Brown Benefits, Poe & Brown
Financial Advisers,
  United Self Insured Services, Poe & Brown Insurance
Madoline Corporation
Poe 1991, Inc.
Underwriters Services, Inc.
W.F. Poe Associates, Inc.

Foreign Corporations:
____________________


A.G. General Agency, Inc. (TX)
P & O of Texas, Inc. (TX)
P&B PHYSICIANplans, Inc. (CT)
Poe & Associates of Illinois, Inc. (IL) - d/b/a Insurance
Administration Center
Poe & Brown of Arizona, Inc. (AZ)
Poe & Brown of California, Inc. (CA)
Poe & Brown of Colorado, Inc. (CO)
Poe & Brown of Connecticut, Inc. (CT)
Poe & Brown of Georgia, Inc. (GA)
Poe & Brown Insurance Benefits, Inc. (TX)
Poe & Brown Metro, Inc. (NJ)
Poe & Brown of New Jersey, Inc. (NJ)
Poe & Brown of North Carolina, Inc. (NC)
Poe & Brown of Pennsylvania, Inc. (PA)
Poe & Brown of Texas, Inc. (TX)

Indirect Subsidiaries:
_____________________


American Underwriting Management, Inc. (FL)
DSD Insurance Agency, Inc. (AZ)
Ernest Smith Insurance Agency, Inc. (FL)
Farr Insurance, Inc. (FL)
Florida Intracoastal Underwriters, Limited Co. (FL) (limited company)
Halcyon Underwriters, Inc. (FL)
The Homeowner Association Risk Purchasing Group, Inc. (AZ) Hotel-Motel Insurance Group, Inc. (FL)
Jordan, Roberts & Company (FL)
MacDuff America, Inc. (FL)
MacDuff Pinellas Underwriters, Inc. (FL) - d/b/a Roehrig &
MacDuff
MacDuff Underwriters, Inc. (FL) - d/b/a Roehrig & MacDuff Nevada Apartment Insurance (NV)
Poe & Brown of Nevada, Inc. (NV)